UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Bulverde Road, Suite 100 San Antonio, Texas	78259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On November 16, 2016, CST Brands, Inc. (the “Company” or “CST”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, 63,623,258 shares of the Company’s common stock, representing approximately 84% of the outstanding shares of the Company’s common stock entitled to vote as of the record date for the Special Meeting, were represented in person or by proxy, which constituted a quorum. The following table presents the final voting results for the items that were presented for stockholder vote at the Special Meeting.

	For	Against	Abstain
(1) A proposal to adopt the Agreement and Plan of Merger, dated as of August 21, 2016 (as it may be amended from time to time, the “merger agreement”), by and among CST, Circle K Stores Inc. (“Circle K”), and Ultra Acquisition Corp.	63,447,234	103,809	72,215
(2) A proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger.	62,272,881	1,268,353	82,024
(3) A proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.	60,092,929	3,498,480	31,849

Based on the voting as reported above, the Company’s stockholders approved all three proposals before them.

Item 7.01 Other Events
On the afternoon of November 16, 2016, the Company received a request for additional information and documentary material (a “Second Request”) from the United States Federal Trade Commission (“FTC”) with respect to the pending acquisition of the Company by Alimentation Couche-Tard Inc. (“Couche-Tard”). Accordingly, the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will expire 30 days after substantial compliance with the Second Request has been certified by all parties to the transaction that received a Second Request, unless that period is extended by court order or terminated earlier by the FTC.

Item 8.01 Other Events
On November 16, 2016, the Company issued a press release announcing the results of the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated November 16, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 16, 2016